UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2014

United Development Funding IV
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54383	26-2775282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas 76051
(Address of principal executive offices)
(Zip Code)

(214) 370-8960
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K (“Amendment No. 1”) is being filed solely to amend the Form 8-K of United Development Funding IV (the “Registrant”) filed with the Securities and Exchange Commission on February 5, 2014 (the “Original Report”) to reflect Stacey H. Dwyer’s compensatory arrangement with the Registrant. Except for the foregoing, there are no changes to the Original Report. Except as noted herein, this Amendment No. 1 continues to speak as of the date of the Original Report and the Registrant has not updated the disclosure in this Amendment No. 1 or Exhibit 10.1 attached hereto to speak to any later date.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by the Registrant in the Original Report, on February 3, 2014, the board of trustees of the Registrant appointed Stacey H. Dwyer as the Chief Operating Officer of the Registrant, effective as of February 17, 2014.

On February 21, 2014, the Registrant entered into an Employment Agreement (the “Agreement”) with Ms. Dwyer, effective as of February 17, 2014. The Agreement has a term ending on February 17, 2015 and shall automatically renew unless terminated pursuant to the provisions of the Agreement. The Agreement provides for compensation of Ms. Dwyer as follows: (a) an annual salary of $400,000; (b) an annual minimum guaranteed bonus of $350,000 and the eligibility to receive an additional bonus based on a combination of the performance of the Registrant and her in the discretion of the Registrant’s board of trustees; (c) an initial equity award of 82,410 common shares of the Registrant which will vest annually over four years, subject to Ms. Dwyer’s continued employment with the Registrant through such date; (d) an annual equity grant of 12,500 common shares of the Registrant on each anniversary date of the effective date of the Agreement, with each annual equity grant vesting five years after the applicable grant date, subject to Ms. Dwyer’s continued employment with the Registrant through such date; and (e) participation in a nonqualified supplemental employment retirement program whereby on each anniversary of the effective date of the Agreement, the Registrant will fund her account in an amount equal to 10% of her base salary and such account will accrue interest at a compounded rate of 10% per annum.

Either the Registrant or Ms. Dwyer may terminate the Agreement without cause upon 60 days’ written notice. If the Registrant terminates the Agreement without cause, the Registrant will pay to Ms. Dwyer a pro rata amount of bonus through the date of her termination but no partial annual equity grant will be made. If Ms. Dwyer terminates the Agreement without cause, she will forfeit any unpaid bonus and any unvested annual equity grant.

The Registrant may terminate Ms. Dwyer’s employment immediately “for cause” (as defined in the Agreement). Upon a termination for cause, the Registrant will pay Ms. Dwyer only that compensation which is due to her through the date of her termination, which will not include any unpaid bonus or annual equity grant.

While she is employed by the Registrant and for one year following the termination of her employment, Ms. Dwyer will be subject to non-compete provisions that prohibit her from performing services on behalf of any entity engaged in a business that is similar to the business performed by the Registrant. Furthermore, while she is employed by the Registrant and for one year following the termination of her employment, Ms. Dwyer will be subject to non-solicit and non-hire provisions that prohibit her from soliciting any investor or vendor of the Registrant or from hiring any person employed by the Registrant. In addition, Ms. Dwyer is subject to certain confidentiality and non-disparagement provisions pursuant to the Agreement.

The description of the Agreement in this Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement between United Development Funding IV and Stacey H. Dwyer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding IV

Dated: February 24, 2014	By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement between United Development Funding IV and Stacey H. Dwyer.